UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

wyoming	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2024, we appointed John Conklin to the position of Chief Operating Officer and to our Board of Directors. As part of our employment agreement, we have signed Mr. Conklin to a four-year employment agreement with cash compensation of $7,500 cash per month with potential semi-annual bonuses of $5,000 cash, issuance of 160,000 Restricted Series B Preferred shares today, issuance of 40,000 Restricted Series B Preferred shares on 12/31/2024, and semi-annual issuances of 1,000 Restricted Series B Preferred shares for the term of his employment.

With over 40 years of business development, operations, industrial process, renewable and alternative energy, and building envelope experience, Mr. Conklin has consulted on and overseen technical processes, business management and administration and advised on mergers and acquisitions for numerous private and public companies ranging from start-ups to Fortune 500 companies. His strategic business planning and development work includes evaluation and analysis of energy technologies and markets and the review, analysis of, and funding of energy technologies for specific applications. Among other distinctions, Mr. Conklin has a B.S. from the Rochester Institute of Technology (RIT) Summa Cum Laude Honors of Distinction and M.Sc. with Honors from RIT. He has invented or co-invented more than eighteen patent filings (2010 – 2020) and developed more than 20 Trademark filings.

A press release with additional information on our employment of John Conlin is included herein as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

We have offered to license the intellectual property of and partner with a provider of artificial intelligence and Internet of Things enabled services that monitor commercial and government buildings for water damage and humidity/mold to prevent and mitigate property and business interruption damages that total an estimated $10 billion per year nationwide. We intend to agree to terms by July 26, 2024 and close the agreement shortly thereafter to coincide with the end of our fiscal year on July 31, 2024, though there can be no assurances such a license will become effective in the future.

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. John Conklin Employment Agreement – 07/22/2024
99.1	Himalaya Technologies, Inc. Press Release – 07/22/2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: July 22, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer